SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

New Century Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18400 Von Karman, Suite 1000
Irvine, California 92612

NOTICE OF ANNUAL MEETING

Dear New Century Stockholder:

You are cordially invited to attend our Annual Meeting of the Stockholders of New Century Financial Corporation on May 7, 2002 at our headquarters located at 18400 Von Karman, Suite 1000, Irvine, California. The meeting will begin at 9:00 a.m.

At the meeting, you will be asked to consider and vote on:

1.	The re-election of Brad A. Morrice, Michael M. Sachs and Terrence P. Sandvik as directors for three-year terms ending in 2005;

2.	The ratification of KPMG LLP’s appointment as our independent auditors for 2002;

3.	The approval of an amendment to our stock option plan that would increase the number of shares issuable under the plan by 2,000,000 shares; and

4.	Any other business properly presented at the meeting.

You need not be present at the meeting in order to vote. You may vote by signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you later decide to attend the meeting, you may withdraw your proxy and vote personally at the meeting. Therefore, we recommend that you sign and return the enclosed proxy card without delay. Your vote is important!

We are mailing this Proxy Statement to you on or about April 4, 2002 as part of our Board of Directors’ solicitation of proxies to be voted at the 2002 Annual Meeting of Stockholders, and at any adjournments of that meeting. We are also enclosing a copy of our 2001 Annual Report to Stockholders, which includes our financial statements for 2001. The Annual Report is not, however, part of the proxy materials.

By	Order of the Board of Directors,

St	ergios Theologides
Se	cretary

Irvine, California
April 3, 2002

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A: (1)	Re-election of three directors (Brad A. Morrice, Michael M. Sachs and Terrence P. Sandvik);

(2)	Ratification of KPMG LLP’s appointment as our independent auditors for 2002; and

(3)	Approval of an amendment to our stock option plan to increase the number of shares issuable under the plan by 2,000,000 shares (see page 10 for details).

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR each of the director nominees and FOR each of the other two proposals.

Q:	Who is entitled to vote at the meeting?

A:	Holders of shares of our Common Stock, 1998A Convertible Preferred Stock and 1999A Convertible Preferred Stock as of the close of business on the record date, March 15, 2002, are entitled to vote.

Q:	How do I vote?

A:
Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the three director nominees and FOR each of the other two proposals.

You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

(1) notifying	our Corporate Secretary in writing at 18400 Von Karman, Suite 1000, Irvine, California 92612;

(2) signing	and returning a proxy card dated as of a later date; or

(3) voting	in person at the Annual Meeting.

Q:	How will voting on any other business be conducted?

A:
Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Robert K. Cole, our Chairman and Chief Executive Officer, and Brad A. Morrice, our Vice Chairman, President and Chief Operating Officer, to vote on those matters according to their best judgment.

Q:	Who will count the vote?

A:	Representatives of U.S. Stock Transfer Corporation, the independent Inspector of Elections, will count the votes.

Q:	What does it mean if I receive more than one proxy card?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many shares can vote?

A:
As of the record date, there were 20,720,305 shares of Common Stock, 20,000 shares of Series 1998A Convertible Preferred Stock and 12,856 shares of Series 1999A Convertible Preferred Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share for each matter before the meeting. Holders of 1998A Convertible Preferred Stock are entitled to 136.24 votes per share and holders of 1999A Convertible Preferred Stock are entitled to 69.98 votes per share. As a result, there are a total of 24,344,767 eligible votes.

Class	Shares Outstanding	Votes per Share	Total Votes
Common Stock	20,720,305	1.00	20,720,305
Series 1998A	20,000	136.24	2,724,800
Series 1999A	12,856	69.98	899,662

Total			24,344,767

Q:	How many votes are necessary to take action at the meeting?

A:
In order for the meeting to be held, a quorum of the eligible voting shares must be present at the meeting, whether in person or represented by proxy. A “quorum” is a majority of the eligible votes. Since there were 24,344,767 eligible votes as of the record date, we will need at least 12,172,384 votes present at the meeting for a quorum to exist. The three nominees for director who receive the most votes will be elected director. In order for any other proposal to be approved, it must receive a majority of the votes present at the meeting. Finally, cumulative voting rights are not authorized and dissenters’ rights are not applicable to the matters before the meeting.

Q:	What happens if I abstain?

A:
If you submit a properly signed proxy card and indicate your intention to “ABSTAIN” on one or more proposals, your shares will still be considered “present” for purposes of calculating a quorum. However, your abstention will not count “FOR” or “AGAINST” any matter, and your shares will not be included in the calculation of whether any matter has received a majority of the votes present at the meeting.

Q:	How will “broker non-votes” be treated?

A:
In some cases, brokers and nominees will return proxy cards indicating that they never received specific voting instructions from the beneficial owner and that they lack the discretionary power to vote the shares on behalf of the beneficial owner. These are called “broker non-votes.” Like abstentions, broker non-votes are considered “present” for purposes of calculating a quorum but are not included in the calculation of whether any matter has received a majority of the votes present.

Q:	Who can attend the Annual Meeting?

A:
All stockholders as of the record date can attend the Annual Meeting, although seating is limited. If your shares are issued in your name and not held through a brokerage account and you wish to attend the meeting, please check the box on your proxy card. If your shares are held through a broker and you would like to attend, please (1) write or e-mail Carrie Marrelli, our Vice President of Investor Relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or at cmarrell@ncen.com, and (2) bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the meeting.

Q:	When are stockholder proposals due for the 2003 Annual Meeting?

A:
In order to include a proposal in next year’s proxy statement, you must submit your proposal in writing to our Secretary at New Century Financial Corporation, 18400 Von Karman Avenue, Suite 1000, Irvine, California 92612. We must receive your proposal no later than December 5, 2002. For more information on how to include a proposal in next year’s proxy statement, please see Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

If you would like to present a stockholder proposal for the 2003 Annual Meeting outside of the process specified in Rule 14a-8, we must receive your proposal at least 60 but not more than 90 days before the meeting. Your proposal must set forth a brief description of the business to be brought before the meeting, the reasons for conducting the business at the meeting and any personal interest in this business. Also, your proposal must be accompanied by your name and address as they appear on our books and the class and number of shares that you own. If your proposal is submitted according to our bylaws and is a proper matter for consideration, you will be allowed to present it at the 2003 Annual Meeting.

Q:	How are proxies being solicited?

A:
We are soliciting proxies by mailing this Proxy Statement and proxy card to our stockholders of record as of March 15, 2002. In addition, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. We will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners. Lastly, we might hire a proxy solicitation company to help solicit votes. We expect that the fee of the solicitor will not exceed $5,000.

Q:	How do I obtain a copy of your Annual Report on Form 10-K?

A:
Our 10-K is actually part of the Annual Report that is being mailed to you with this Proxy Statement. If, for whatever reason, you need another copy, please write or e-mail Carrie Marrelli, Vice President - Investor Relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612, or at cmarrell@ncen.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes: Class I, Class II and Class III. Currently, there are seven directors – three Class I directors, three Class II directors and one Class III director. The current term of office of the Class II directors expires after the Annual Meeting. The current term of the Class III director expires in 2003 and the current term of the Class I directors expires in 2004.

The nominees for re-election are Brad A. Morrice, Michael M. Sachs and Terrence P. Sandvik. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

NOMINEES FOR CLASS II DIRECTOR

BRAD A. MORRICE	Vice Chairman, President and COO
Age 45	Director since 1995

Mr. Morrice has been our President since December 1995, a Vice Chairman of the Board since December 1996 and our Chief Operating Officer since January 2001. He also served as our General Counsel from December 1995 until December 1997. In addition, Mr. Morrice serves as Chairman and Chief Executive Officer of our subsidiary, New Century Mortgage Corporation, and as Chairman of our subsidiary, The Anyloan Company. Previously, Mr. Morrice was President and Chief Operating Officer—Administration of Plaza Home Mortgage Corporation, a mortgage banking company, from February 1994 until March 1995.

MICHAEL M. SACHS	Director
Age 61	Director since 1995

Mr. Sachs has been Chairman of the Board and Chief Executive Officer of Westrec Financial, Inc., an operator of marinas and related businesses, since 1990. He has also served as Chairman of the Board and Chief Executive Officer of Pinpoint Systems, Inc., a manufacturer of marine electronic equipment, since December 1995.

TERRENCE P. SANDVIK	Director
Age 63	Director since 2000

From 1990 to 1999, Mr. Sandvik was President of U.S. Bancorp Business Technology Center at U.S. Bancorp, Inc. He also served previously on our Board from February 1999 to April 2000.

Detailed information regarding each of the Class I and Class III directors is provided on page 20.

At the Annual Meeting, you will be asked to re-elect the three Class II directors for terms of three years or until their successors are elected. The three candidates receiving the highest number of votes will be elected.

If any nominee becomes unavailable for any reason, the persons named in the proxy card will vote “FOR” the candidate that the Board selects to replace the nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” EACH OF THE THREE NOMINEES.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed KPMG LLP as independent auditors of New Century Financial Corporation for the fiscal year ending December 31, 2002, and seeks your ratification of this decision.

KPMG LLP has served as our independent auditors for the past five years. A KPMG representative will attend the Annual Meeting to answer appropriate questions and make a statement if he or she so desires.

This proposal will be approved by a simple majority of the voting shares present in person or by proxy. If our stockholders do not ratify KPMG LLP’s appointment as independent auditors, then we will reconsider the selection of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3

AMENDMENT TO INCREASE SHARES AVAILABLE
UNDER THE 1995 STOCK OPTION PLAN

The Proposed Amendment

On March 26, 2002, the Board of Directors adopted an amendment to our Stock Option Plan increasing the number of shares of Common Stock that may be issued under the Stock Option Plan from 3,500,000 to 5,500,000 shares. However, our stockholders must approve this amendment before it can take effect.

Why does the Stock Option Plan need more shares?

One of the primary purposes of our Plan is to attract, motivate and retain officers and key employees through stock options, restricted stock and other incentive awards. We believe that there are not enough shares available under the Stock Option Plan to accomplish this objective.

In November 2001 and February 2002, management proposed grants of options to purchase 675,000 shares of Common Stock and grants of 145,000 shares of restricted stock as rewards and incentives for key employees who contributed to our record-breaking year of 2001. These awards exceeded the number of shares available under the Stock Option Plan. Therefore, our Board approved these awards subject to our stockholders’ approval to increase the number of shares available under the Plan.

If our stockholders approve this amendment, then, in addition to the above grants becoming effective, we will have approximately 1,320,000 additional shares available for future grants. These remaining shares will provide the Board with flexibility necessary to attract and retain officers and key employees in the coming years. As a result, the Board believes that a 2,000,000-share increase in the number of shares available for issuance under the Stock Option Plan is desirable and in New Century’s best interests.

Specific Benefits

If our stockholders approve this amendment, then the following options and restricted stock grants will be approved and effective.

Name and Position	Options (1)	Restricted Stock (2)

Robert K. Cole Chairman of the Board and Chief Executive Officer	75,000	—

Brad A. Morrice Vice Chairman, President and Chief Operating Officer	75,000	—

Edward F. Gotschall Vice Chairman and Chief Financial Officer	75,000	—

Executive Officers as a Group	225,000	—

Non-Executive Officer Employees as a Group (3)	450,000	145,000

(1)
All of the options granted to Executive Officers and 400,000 of the options granted to Non-Executive Officers were granted on February 27, 2002 at an exercise price of $15.71 per share. The remaining 50,000 options granted to Non-Executive Officers were granted on October 5, 2001 at an exercise price of $11.30 per share. All options vest over a five-year period, with 20% vesting on the first anniversary of the grant date and 5% vesting on the last day of each succeeding calendar quarter. The final 5% vests on the fifth anniversary of the grant date.

(2)
These shares were granted on February 22, 2002 for a purchase price of $0.01 per share. The awards vest 25% on the first and second anniversaries of the grant date and the remaining 50% vests on the third anniversary.

(3)	These options and restricted shares were issued to a group of 20 employees.

The number, amount and type of future awards to officers and directors cannot be determined at this time.

Vote Required for Approval

This proposal may be approved by a simple majority of the voting shares present in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” APPROVAL OF THIS PROPOSED AMENDMENT TO
THE 1995 STOCK OPTION PLAN.

SUMMARY OF THE STOCK OPTION PLAN

In order to help you evaluate Proposal 3, we have summarized the key features of the Stock Option Plan. Because this is only a summary, it does not contain all the information that may be important to you in considering Proposal 3.

We have filed the full text of the amended Stock Option Plan with the Securities and Exchange Commission as an exhibit to this Proxy Statement. It is available on the SEC’s website at http://www.sec.gov. You may also receive a free copy of the Plan by writing Carrie Marrelli, Vice President - Investor Relations at 18400 Von Karman, Suite 1000, Irvine, California 92612, or at cmarrell@ncen.com.

Purpose of the Plan

We adopted the Stock Option Plan in December 1995. Its purpose is to promote our success by providing a means to attract, motivate and retain key employees, consultants, advisors and directors.

Administration

Awards under the Stock Option Plan are recommended by management and approved by the Compensation Committee, which consists of three members of the Board. The Compensation Committee has the power to interpret the Stock Option Plan and any award agreements, accelerate or extend the vesting or exercisability of awards, extend the term of any award (within the maximum 10-year limit), and make all other decisions necessary or desirable to administer the Plan.

Participation in the Plan

Under the Stock Option Plan, the Compensation Committee can grant awards to officers, key employees and consultants. In addition, our non-employee directors receive automatic annual options described below under the heading “Types of Awards – Stock Options.” Including executive officers and directors, approximately 1,700 people are eligible to receive awards under the Plan.

The following information may be relevant to your analysis of this proposal:

Number of Shares Available for Issuance under the Plan	140,523
Total Number of Granted but Unexercised Options	2,278,511
Total Number of Shares of Outstanding Restricted Stock	155,000
Weighted Average Exercise Price of Granted but Unexercised Options	$9.65
Weighted Average Term Remaining for Granted but Unexercised Options	7.43 yrs

Types of Awards

Under the Stock Option Plan, the Compensation Committee may award:

•	Stock Options;

•	Restricted Stock;

•	Stock Appreciation Rights (“SARs”); and

•	Performance Share Awards.

Stock Options

The Compensation Committee determines the exercise price, vesting provisions, term and type of option granted to participants under the Plan. The Compensation Committee may grant two types of stock options – nonqualified stock options and incentive stock options.

Incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code and, therefore, they may be only granted to our employees. Moreover, the exercise price of incentive stock options must be at least equal to the fair market value of our Common Stock on the date of grant. If incentive stock options are granted to an owner of 10% or more of our Common Stock, then the exercise price must be at least 110% of the fair market value.

On the date of each annual meeting, each newly elected or appointed non-employee director is automatically granted a nonqualified stock option to purchase 15,000 shares of Common Stock. All returning non-employee directors are granted a nonqualified stock option for 10,000 shares. The exercise price for these options is equal to the closing price of our Common Stock on the date of the annual meeting. These options are granted for 10-year terms and vest in three equal annual installments.

Restricted Stock Awards

The Compensation Committee may award restricted stock, establishing the number of shares, the grant date and the purchase price for the stock (if any). The Compensation Committee may also impose whatever restrictions on the stock it deems appropriate, provided that the restrictions are imposed for a minimum of six months after the grant date.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights to participants under the Plan. This type of an award allows the participant to benefit from an appreciation in the value of our Common Stock. The terms of the SAR award set forth the number of shares, exercise price, vesting, term and any other features of the award. If the SAR is granted together with an incentive stock option, then the exercise price and vesting of the SAR will be tied to those terms of the related option. The Compensation Committee may elect to pay participants the value of their awards in cash, Common Stock or in a combination of both.

Performance Share Awards

The Compensation Committee may grant performance share awards based on whatever factors it deems appropriate. The Compensation Committee will specify the number of shares, the purchase price for the shares and any other conditions.

Performance-Based Awards

The Compensation Committee may grant other performance-based awards, which may be in the form of cash, options, restricted stock, SARs and performance share awards. These awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Only our executive officers may receive performance-based awards. No executive officer may receive more than 500,000 shares of Common Stock in any calendar year nor may any executive officer receive cash awards in excess of $1,000,000.

The performance goals and performance targets are determined by the Compensation Committee and may be based on any of the following criteria:

Cash Flow	Loan Production Volume	Return on Equity
Earnings Per Share	Loan Quality	Total Stockholder Return
Gain on Sale of Loans

These goals and targets will be determined before the deadline under Section 162(m) of the Code and only at a time when achievement of such targets is substantially uncertain. The Compensation Committee may adjust goals and targets if unanticipated events arise. Conversely, the Compensation Committee may reduce, but not increase, the amount of a performance-based award, even if the previously specified goals and targets are met.

Award Limits

The Stock Option Plan currently authorizes 3,500,000 shares of Common Stock for issuance. If our stockholders approve Proposal 3, there will be an additional 2,000,000 shares, or 5,500,000 shares in total, available to participants. In either event, no participant may receive awards for more than 500,000 shares in any calendar year. These limits are subject to adjustment in connection with stock splits, stock dividends and similar events. For more information on these adjustments, please consult Section 6.2 of the Plan.

Non-Transferability

Generally, awards under our plan may only be exercised by the participant and may not be sold, assigned, pledged, encumbered or otherwise transferred. However, the Compensation Committee may, for estate or tax planning purposes, allow a participant’s relatives or related entities to exercise the participant’s awards.

Termination of Employment

The following table describes how different types of awards are usually treated upon termination of the participant’s employment with us:

Type of Award	Reason for Termination	Consequences

Options not yet exercisable	For any reason	Options lapse immediately

	Discharge for cause	Options lapse immediately

Options that are exercisable	Retirement, total disability, death	Options must be exercised within 3 months of termination date, or sooner if provided in the option agreement

	For any other reason	Options must be exercised within 30 days of termination

SARs granted with options	For any reason	SARs terminate in the same manner as the related options

SARs granted without options	For any reason	SARs terminate in accordance with the award agreement

Restricted Stock	For any reason	Unvested shares are forfeited

Performance Shares	For any reason	Shares are forfeited according to the award agreement unless the shares have been issued or have become issuable on the date of termination

Acceleration of Awards

If certain events occur, all awards under the Stock Option Plan will become immediately vested unless, prior to the event, our Board determined that there would be either no acceleration or limited acceleration of vesting. These events are: (1) our dissolution or liquidation, (2) certain mergers or consolidations with another entity, and (3) the sale of all or substantially all of our assets.

Amendments and Termination of the Stock Option Plan; Limitations on Option Repricing

Generally, the Board of Directors and the Compensation Committee have the authority to amend any aspect of the Stock Option Plan and any outstanding award granted thereunder. However, stockholder approval is required for any amendment that would (i) increase the maximum number of shares under the Plan, (ii) materially increase the benefits to participants, or (iii) materially change the requirements for eligibility to participate in the Plan. Also, stockholder approval is required for any option repricing where the new exercise price would be less than the fair market value of our Common Stock on the original grant date.

The plan will terminate in December 2005 unless sooner terminated by our Board. Upon termination, no further award grants may be made. However, any award grants made prior to termination shall remain in effect and the participants will not lose their rights with respect to such awards.

Federal Income Tax Consequences

Generally, the federal income tax consequences arising from awards under the Stock Option Plan are as follows:

Type of Award	Taxable/Deductible Amount	Tax Effect
		On the Participant	On New Century

Incentive Stock Options	Difference between the sales price of the stock and the exercise price	Taxable upon sale of the underlying stock	Not deductible

Nonqualified Stock Options	Difference between the fair market value of the stock at the time of exercise and the exercise price	Taxable upon exercise of the option	Deductible at the time of exercise

Restricted Stock[1]	Difference between the fair market value of the stock when the restrictions lapse and the purchase price, if any	Taxable when the restrictions lapse	Deductible when the restrictions lapse

Performance Share Awards & Unrestricted Stock Bonuses	The fair market value of the stock when received	Taxable upon receipt	Deductible upon issuance

Cash-based Awards	The amount of the award	Taxable upon receipt	Deductible upon payment

1.
If the restrictions involve a substantial risk of forfeiture, then the participant may defer recognizing income until the date upon which the substantial risk of forfeiture lapses. However, even in such case, the participant may elect to recognize income immediately in the amount equal to the difference between the fair market value of the stock on the date of grant and the purchase price, if any. If there is no substantial risk of forfeiture, then income is automatically recognized on the date of grant.

If an award is accelerated under the Stock Option Plan, we may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if the award is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, we may not be permitted to deduct such compensation. The above tax summary is based upon federal income tax laws in effect on March 15, 2002.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

On March 15, 2002, the record date for this Annual Meeting, 20,720,305 shares of Common Stock, 20,000 shares of Series 1998A Convertible Preferred Stock and 12,856 shares of Series 1999A Convertible Preferred Stock were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record as of March 15, 2002 are entitled to vote at the Annual Meeting and at any adjournment thereof. Holders of Common Stock are entitled to one vote per share on all matters to come before the Annual Meeting and at any adjournment thereof. Holders of 1998A Convertible Preferred Stock are entitled to 136.24 votes per share and holders of 1999A Convertible Preferred Stock are entitled to 69.98 votes per share.

The following table sets forth information as of March 16, 2002 with respect to the beneficial ownership of our Common Stock by:

(1)	each known beneficial owner of more than 5% of our Common Stock;
(2)	each director;
(3)	each nominee for election to the Board of Directors;
(4)	each executive officer named in the Summary Compensation Table; and
(5)	all directors and executive officers as a group.

For purposes of this table and except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

5% Beneficial Owners (3)

U.S. Bancorp (4)	3,624,462	14.9

Thomson Horstmann & Bryant, Inc. (5)	1,227,500	5.9

Dimensional Fund Advisors, Inc. (6)	1,165,600	5.6

Awad Asset Management, Inc. (7)	1,155,540	5.6

Executive Officers and Directors

Robert K. Cole (8)	1,298,355	6.2

Brad A. Morrice (9)	1,159,878	5.6

Edward F. Gotschall (10)	1,257,401	6.0

Fredric J. Forster (11)	33,334	*

Michael M. Sachs (12)	575,716	2.8

Terrence P. Sandvik (13)	13,334	*

Richard A. Zona (14)	13,334	*

Executive Officers & Directors as a Group (7 persons) (15)	4,351,352	20.8

*	Less than 1%.

(1)	Each of the directors and executive officers listed can be reached through the company at 18400 Von Karman, Suite 1000, Irvine, California 92612.
(2)
If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 16, 2002, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(3)
In a Schedule 13F filed with the SEC on February 16, 2001, Brookhaven Capital Management Co. Ltd. indicated that it and its affiliates owned 8,077,527 shares of Common Stock. To our knowledge, Brookhaven has not made any subsequent filings. Nevertheless, based on conversations with Brookhaven management, we believe that Brookhaven and its affiliates beneficially own less than 5% of our Common Stock. As a result, we have not included this stockholder in the table above.

(4)
U.S. Bancorp is located at U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402. The share information reflected is based on the Schedule 13D Amendment filed on November 28, 2001 and consists of 2,724,800 shares of Common Stock issuable upon the conversion of 20,000 shares of Series 1998A Convertible Preferred Stock and 899,662 shares of Common Stock issuable upon the conversion of 12,856 shares of Series 1999A Convertible Preferred Stock. U.S. Bancorp entered into an agreement in February 2002 whereby it will sell all of the shares to a series of investors in a private placement. We expect this transaction to close on or before April 30, 2002.

(5)
Thomson Horstmann & Bryant, Inc. is located at Park 80 West Plaza One, 5th Floor, Saddle Brook, New Jersey 07663. The share information reflected is based on the Schedule 13G filed on January 23, 2002.

(6)
Dimensional Fund Advisors, Inc. is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The share information reflected is based on the Schedule 13G Amendment filed on February 12, 2002.

(7)	Awad Asset Management, Inc., 250 Park Avenue, 2nd Floor, New York, New York 10177. The share information reflected is based on the Schedule 13G filed on February 5, 2002.
(8)	Includes 212,305 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.
(9)
Includes 132,098 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002 and 16,103 shares owned by the Samantha H. Morrice Trust, the sole beneficiary of which is Mr. Morrice’s daughter.

(10)	Includes 252,305 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.
(11)	Includes 33,334 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.
(12)	Includes 23,334 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.
(13)	Includes 13,334 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.
(14)	Includes 13,334 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.
(15)	Includes 752,694 shares of common stock issuable pursuant to options exercisable within 60 days of March 16, 2002.

PERFORMANCE GRAPH

The following graph below shows total return to stockholders compared to the Nasdaq Stock Market Index and a Peer Group Index over the period from June 26, 1997 (the date of registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934) by year through December 31, 2001.

Comparison of Cumulative Total Return
from June 26, 1997 through December 31, 2001(1)

	Period Ending
Index	06/26/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

New Century Financial Corporation	100.00	75.23	98.17	115.60	77.06	99.30

NASDAQ Stock Market	100.00	110.00	155.08	288.19	173.34	137.55

Peer Group (2)	100.00	75.58	25.90	14.50	5.27	20.54

(1)
Assumes that $100.00 was invested on June 26, 1997 in our Common Stock at the closing price of $13.63 per share and at the closing price for each index on that date and that all dividends were reinvested. Prior to January 2002, we did not pay any dividends on our Common Stock. On January 15, 2002, we paid our first quarterly cash dividend of $0.05 per share. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)
The Peer Group Index consists of the following publicly traded companies engaged in the business of sub-prime mortgage banking: Aames Financial Corporation, American Business Financial Services, Delta Financial Corporation, Novastar Financial and Saxon Capital. We dropped Advanta Corp. and Ocwen Financial from our peer group this year because they no longer are engaged in the business of originating sub-prime mortgage loans.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Under our Bylaws, the Board is charged with directing the business and affairs of New Century. Our Bylaws allow the Board of Directors to fix the number of directors on the Board. Currently, the Board has set the number of directors at seven.

Set forth below is information on each of the four directors whose terms of office will continue after the 2002 Annual Meeting of Stockholders.

CLASS I DIRECTORS – Term expires in 2004

FREDRIC J. FORSTER	Director
Age 57	Director since 1997

From March 1999 to May 2001, Mr. Forster was a director and consultant to LoanTrader, Inc. He has been a Private Investor and Business Consultant since January 1998. Previously, Mr. Forster was a Principal of Financial Institutional Partners Mortgage Company, LP from November 1996 until December 1998. Prior to that, he served as President and Chief Operating Officer of the savings and loan, H.F. Ahmanson and Company, and its subsidiary Home Savings of America.

EDWARD F. GOTSCHALL	Vice Chairman and Chief Financial Officer
Age 47	Director since 1995

Mr. Gotschall has been a Vice Chairman since December 1996 and our Chief Financial Officer since August 1998. From December 1995 to August 1998, he served as our Chief Operating Officer – Finance/Administration. Mr. Gotschall also serves as a director of New Century Mortgage and was its Chief Financial Officer from 1995 until February 2002. Previously, Mr. Gotschall was Executive Vice President and Chief Financial Officer of Plaza Home Mortgage Corporation from April 1994 to July 1995.

RICHARD A. ZONA	Director
Age 57	Director since 2000

Mr. Zona has been Chairman and CEO of Zona Financial since 2000. Previously, Mr. Zona was Vice Chairman of U.S. Bancorp, a bank holding company, from 1996 to 2000 and Chief Financial Officer of U.S. Bancorp from 1991 to 1996. He currently serves as a Director of ING Direct Bank, F.S.B., Polaris Industries, Inc., and Centre Pacific Partners.

CLASS III DIRECTOR – Term expires in 2003

ROBERT K. COLE	Chairman and Chief Executive Officer
Age 55	Director since 1995

Mr. Cole has been our Chairman and Chief Executive Officer since December 1995. Mr. Cole also serves as a director of New Century Mortgage. Previously, Mr. Cole served as President and Chief Operating Officer—Finance of Plaza Home Mortgage Corporation from February 1994 until March 1995.

Attendance at Board and Committee Meetings

During 2001, our Board of Directors met 14 times. Also, during 2001, the Audit Committee met 5 times and the Compensation Committee met 8 times. Each director attended at least 75% of the meetings of the full Board and the committees on which he served.

Committees of the Board

The Board of Directors has a Compensation Committee, an Executive Committee and an Audit Committee. The following table sets forth the committee assignments for each director.

Director	Audit	Compensation	Executive

Robert K. Cole			Ö

Fredric J. Forster	Ö	Ö

Edward F. Gotschall

Brad A. Morrice

Michael M. Sachs	Ö	Ö	Ö

Terrence P. Sandvik		Ö

Richard A. Zona	Ö		Ö

The Compensation Committee

The Compensation Committee is comprised of Messrs. Forster, Sachs and Sandvik, all of whom are non-employee directors. The Compensation Committee has the responsibility for establishing the compensation and other benefits payable to executive officers. It is also responsible for administering incentive compensation and benefit plans, including the Stock Option Plan and the 1999 Incentive Compensation Plan.

The Executive Committee

From time to time, the Board of Directors delegates special powers and authority to the Executive Committee. The Executive Committee is comprised of Messrs. Cole, Sachs and Zona. Any act of the Executive Committee requires at least two affirmative votes. The Executive Committee did not meet during 2001.

The Audit Committee

The Audit Committee is comprised of three non-employee directors – Messrs. Forster, Sachs and Zona. Nasdaq Marketplace Rules require that at least two members of the Audit Committee be “independent directors.” Under these rules, Messrs. Forster and Sachs are “independent directors” but Mr. Zona is not because he was employed by U.S. Bancorp within the last three years. Under the securities laws, U.S. Bancorp could be deemed as one of our “affiliates” due to its 14.9% ownership stake in New Century. Nevertheless, the Board of Directors concluded that Mr. Zona’s former affiliation with U.S. Bancorp would not compromise his independence, and that his considerable experience as a CPA and senior executive would be beneficial to the work of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of this charter was included in last year’s proxy statement and is available on the Securities and Exchange Commission’s website at http://www.sec.gov. You may also receive a free copy of the Audit Committee Charter by writing Carrie Marrelli, Vice President- Investor Relations at 18400 Von Karman, Suite 1000, Irvine, California 92612, or at cmarrell@ncen.com.

The Audit Committee is responsible for reviewing the adequacy of our internal accounting controls. It is also responsible for recommending and approving the services provided by independent certified public accountants. In this regard, the Audit Committee has considered whether KPMG’s provision of the services listed below as “All Other Fees” is compatible with maintaining its independence.

Fees Paid To KPMG LLP In 2001

Audit Fees	$366,600

All Other Fees

Audit Related:

Registration Statement Filings	$140,000

Subsidiary and Employee Benefit Plan Audits	$74,000

$214,000

Other Non-Audit Services:

Tax-Related Services	$491,340

Other Services	$379,854

$871,194

$1,085,194

Compensation of Directors

Our directors who are also employees of New Century do not receive any compensation for serving on the Board.

During 2001, we paid our non-employee directors an annual retainer of $10,000 and a fee of $2,500 for each board or committee meeting attended. If a board and committee meeting occurred on the same day, the $2,500 meeting fee was only paid once. Also, we did not compensate non-employee directors for brief ad hoc telephonic meetings for which the combined preparation and meeting time did not exceed one hour. Lastly, we reimbursed our non-employee directors for reasonable expenses incurred in attending meetings.

In addition, pursuant to our Stock Option Plan, after last year’s annual meeting, we granted each non-employee director a nonqualified stock option to purchase 25,000 shares of our Common Stock at an exercise price of $10.05 per share. After this year’s meeting, each non-employee director will automatically receive an option to purchase an additional 10,000 shares at an exercise price equal to the closing price of our Common Stock on the date of grant. All of these options will vest in three annual installments.

Certain Relationships and Related Transactions

We have a variety of business relationships with U.S. Bancorp, the holder of convertible preferred stock with voting rights equivalent to 14.9% of our total outstanding voting power.

Warehouse Credit Lending.    U.S. Bank National Association is the agent and lead lender under our warehouse credit agreement. In 2001, our outstanding borrowings under that agreement averaged approximately $148 million, and we expect borrowings in the current year to grow in excess of that figure.

Subordinated Debt.    We have borrowed $40 million from U.S. Bank in the form of subordinated debt. This debt matures on December 31, 2003.

Trustee and Custodian Relationships.    U.S. Bank National Association serves as Trustee or Trust Administrator for our loan securitizations. In 2001, U.S. Bank received fees of approximately $200,000 for providing these services. U.S. Bank also serves as custodian of our loan files held as collateral under financing arrangements with third parties.

Private Placement.    In February 2002, we repurchased 7,144 shares of Series 1999A Convertible Preferred Stock from U.S. Bancorp for approximately $7 million. Concurrently, U.S. Bancorp entered into an agreement whereby it agreed to convert its remaining convertible preferred stock into 3,624,462 shares of Common Stock and to sell those shares to a group of private investors. To facilitate this transaction, we filed a registration statement on Form S-3 relating to the resale of the shares that will be sold in this transaction.

During part of 2001, Mr. Forster was a director and consultant to LoanTrader, Inc. He also owned approximately 4% of LoanTrader’s equity. During 2001, LoanTrader paid approximately $1 million to New Century for office space, furniture and equipment. In November 2001, LoanTrader’s successor-in-interest terminated its rental agreements with us.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of New Century or any of its subsidiaries. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

The following Reports of the Audit Committee and the Compensation Committee and the Performance Graph that appeared earlier in this proxy statement shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors of New Century Financial Corporation	February 22, 2002

Our Committee has reviewed and discussed with the Company’s management and its independent auditing firm, KPMG LLP, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission (the “Audited Financial Statements”). In addition, we have discussed with KPMG LLP the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with the Company’s management and KPMG LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the Financial Statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of KPMG LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Audit Committee

Michael Sachs, Chair
Fredric Forster
Richard Zona

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee administers the Company’s two incentive plans: the 1995 Stock Option Plan and the 1999 Incentive Compensation Plan. In addition, the Committee evaluates the performance and compensation levels of the Company’s senior executives and considers management succession and related matters.

Overall Compensation Policies

The Committee’s overriding objective is to structure executive compensation in a way that helps to achieve New Century’s strategic and financial goals. To this end, the Committee is guided by the following basic principles:

(1)	Compensation levels should be appropriate to attract, retain and motivate talented executives and should be competitive with levels for executive officers of similar companies.

(2)	A substantial portion of each executive officer’s annual compensation should be linked to New Century’s overall financial performance.

(3)	Executive officers should have a strong incentive to advance long-term strategic and financial goals, and not merely be concerned with shorter-term financial performance.

(4)
Recognizing the importance of the unique partnership-like working relationship of the Founding Managers – Messrs. Cole, Morrice and Gotschall – the Committee strives to provide them with substantially equal compensation arrangements.

(5)	The tax implications to New Century and its executive officers of various payments and benefits should be considered in structuring total executive compensation.

The Committee relies principally on three forms of compensation to pursue this objective: annual salary, annual bonus and stock-based awards. During 2001, the Committee performed a thorough reevaluation of these three components in order to assure that executive officer compensation was properly structured to help achieve New Century’s objectives going forward. The Committee engaged an outside consultant to assist it in this process. As a result, the Committee restructured the Founding Managers’ incentive compensation program, incorporating these changes into revised employment agreements that became effective on January 1, 2002. The revised compensation program provides for (i) more modest percentages of return on equity to be paid to the executive officers in the form of annual cash and restricted stock bonuses, (ii) a higher proportion of incentive compensation paid in stock rather than cash, and (iii) consideration of larger annual stock option grants to the executive officers.

2001 Executive Compensation

Factors Considered.    The 2001 compensation for the Founding Managers was a function of (1) pre-established base salary compensation under their employment agreements, (2) pre-established return on equity targets, and (3) a discretionary grant of 150,000 options to each Founding Manager in recognition of New Century’s strong performance and the significant contribution each Founding Manager made to this performance.

Base Salary.    The Founding Managers’ base salary of $367,500 for 2001 was established under their January 1, 1999 employment agreements, and represented the contractually specified 5% minimum raise over their 2000 base salary.

Bonus.    For 2001, each Founding Manager received a cash bonus of $735,000 and restricted stock worth $97,098, based on New Century’s return on equity in 2001. The Committee designed the bonus program to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The specific targets were based on the ratio of earnings before income taxes compared to average stockholders’ equity for the year.

Stock-Based Compensation.    In 2001, the Committee granted each Founding Manager an option to purchase 150,000 shares of Common Stock. The grants were based on an evaluation of New Century’s overall performance as well as the contribution of each Founding Manager to that performance. The grants also reflected the Committee’s conclusion, based on an extensive peer group analysis performed by an outside consultant, that the stock-based component of the Founding Managers’ compensation had been under-weighted in prior years.

2002 Executive Compensation

Effective January 1, 2002, New Century entered into new employment agreements with each Founding Manager. These employment agreements incorporate changes that the Committee concluded were appropriate based on the compensation analysis it performed in 2001. Upon his promotion to President of New Century Mortgage Corporation in February 2002, Patrick Flanagan entered into an identical employment agreement.

For 2002, Messrs. Cole, Morrice, Gotschall and Flanagan will each receive a base salary $385,875. This represents a 5% increase over the base salary that the Founding Managers received in 2001. The revised employment agreements, including the new incentive compensation formula, are described in greater detail in the “Executive Compensation” section of the Proxy Statement in which this Report appears.

March 26, 2002

COMPENSATION COMMITTEE
Fredric J. Forster, Chair
Michael M. Sachs
Terrence P. Sandvik

EXECUTIVE COMPENSATION

Employment Agreements and Change-in-Control Arrangements

Executive Officer Employment Agreements.    We have entered into employment agreements with Messrs. Cole, Morrice and Gotschall. Each agreement is effective as of January 1, 2002 and continues for a three-year term. Unless terminated by either party, each agreement renews for an additional three years at the end of each year. For instance, on December 31, 2002, the term of each agreement will be automatically extended until December 31, 2005 unless otherwise terminated.

The agreements provide for a base salary of $385,875 in 2002. The Board has the authority to establish the base salary level for subsequent years, provided that it must represent at least a 5% increase over the preceding year. The agreements also provide for a $500 per month automobile allowance.

If the executive officer is terminated without “cause” or quits his employment for “good reason” (as such terms are defined in the employment agreements), then he will receive severance pay as follows:

(1)	his base salary through the end of the current month plus credit for any vacation earned but not taken;

(2)
severance pay equal to (a) his base salary through the expiration of the current term of the employment agreement (however, this component will not be less than six months salary); plus (b) the average of his last three years’ incentive bonus compensation;

(3)	continued coverage under our medical insurance and other benefit programs until the expiration of his term of employment or his commencement of full-time employment with a new employer; and

(4)	up to $20,000 for the cost of a senior executive outplacement program.

Also, if within twelve months following a “change in control” (as defined in the employment agreement), the executive officer is terminated without “cause,” quits his employment for “good reason,” or is given notice that New Century intends not to renew his employment agreement, then he will receive severance pay in the amounts set forth above, except that he shall be entitled to receive his base salary for a minimum of 18 months.

Incentive Compensation Plan Awards.    Under the agreements, the named executive officers are also eligible to receive incentive compensation awards under our 1999 Incentive Compensation Plan. The awards provide that the executive officers will receive a percentage of our pre-tax net income based upon the ratio of our pre-tax net income to our average stockholders’ equity, measured over a six-month and a twelve-month period as set forth below:

Six-Month Performance Period from January 1 – June 30

Ratio of Pre-Tax Net Income to Average Stockholders’ Equity	Amount of Bonus

Less than 9%	None

Between 9-14%	1.125% of Pre-Tax Net Income in excess of 9% but not in excess of 14% of Average Stockholders’ Equity

Between 14-19%	The amount above plus 0.75% of Pre-Tax Net Income in excess of 14% but not in excess of 19% of Average Stockholders’ Equity

More than 19%	The amounts above plus 0.60% of Pre-Tax Net Income in excess of 19% of Average Stockholders’ Equity

Twelve-Month Performance Period from January 1 – December 31

Ratio of Pre-Tax Net Income to Average Stockholders’ Equity	Amount of Bonus

Less than 18%	None

Between 18-28%	1.125% of Pre-Tax Net Income in excess of 18% but not in excess of 28% of Average Stockholders’ Equity

Between 28-38%	The amount above plus 0.75% of Pre-Tax Net Income in excess of 28% but not in excess of 38% of Average Stockholders’ Equity

More than 38%	The amounts above plus 0.60% of Pre-Tax Net Income in excess of 38% of Average Stockholders’ Equity

The incentive bonus for the 6-month period may not exceed 80% of the executive’s base salary for that year. Also, the amount of bonus paid for the 12-month performance period will be reduced by any amounts already paid for the 6-month performance period that falls in the same year. Finally, the amount of any 12-month bonus that exceeds 150% of the executive’s base salary for the applicable year will be paid in restricted stock unless the Compensation Committee decides otherwise.

Other Change-In-Control Provisions.    The 1995 Stock Option Plan allows for the acceleration of award vesting upon a “change in control” (as defined in the plan), unless the Board decides otherwise prior to the change in control. Similarly, under the Incentive Compensation Plan, unless the Board decides otherwise prior to the event, a change in control results in accelerated payment of outstanding incentive compensation awards. The payment level assumes achievement of the maximum performance goal for each award, but is pro-rated according to the portion of the applicable performance period elapsed at the time of acceleration.

Summary Compensation Table

The following table sets forth certain information with respect to compensation earned by the Chief Executive Officer and the other two named executive officers during fiscal 2001, 2000 and 1999.

Long-Term Compensation
		Annual Compensation		Restricted Stock	Securities Underlying	Other Comp-
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Awards ($)	Options (#)	ensation ($) (3)

Robert K. Cole Chairman of the Board and Chief Executive Officer	2001 2000 1999	367,500 350,000 333,000	832,098 — 653,915	— — —	150,000 — 20,000	8,625 8,625 8,500

Brad A. Morrice Vice Chairman, President and Chief Operating Officer	2001 2000 1999	367,500 350,000 333,000	832,098 — 653,915	— — —	150,000 — 20,000	8,625 6,115 8,154

Edward F. Gotschall Vice Chairman and Chief Financial Officer	2001 2000 1999	367,500 350,000 333,000	832,098 — 653,915	— — —	150,000 — 20,000	8,625 8,370 8,500

(1)
Amounts shown include cash compensation earned and received by the executive officers. The amounts do not include the value of certain perquisites, which in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(2)
Amounts reported for 1999 represent amounts earned pursuant to the Founding Managers’ Incentive Compensation Plan and amounts reported for 2000 and 2001 represent amounts earned pursuant to the 1999 Incentive Compensation Plan, even though portions of the cash bonus and restricted stock were paid and issued in the following year. For 2001, each named executive officer received a cash bonus of $735,000 and 5,665 shares of restricted stock. The value of these shares was $97,098 based on the closing price of $17.14 on March 1, 2002, the date of grant. The restricted stock vests in three equal annual installments.

(3)
Amounts reported for 2001 represent a $6,000 automobile allowance for each named executive officer and contributions of $2,625 made by New Century to a 401(k) profit sharing plan for each named executive officer. Amounts reported for 2000 represent a $6,000 automobile allowance for each named executive officer and contributions made by New Century to a 401(k) profit sharing plan of $2,625 for Mr. Cole, $115 for Mr. Morrice, and $2,370 for Mr. Gotschall. Amounts reported for 1999 represent a $6,000 automobile allowance for each named executive officer and contributions made by New Century to a 401(k) profit sharing plan of $2,500 for Mr. Cole, $2,154 for Mr. Morrice, and $2,500 for Mr. Gotschall.

Option Grants in 2001

The following table sets forth certain information with respect to options granted to the Chief Executive Officer and the other two named executive officers during fiscal 2001.

	Individual Grants
Name and Principal	Number of Securities Underlying Options Granted (1)		Percent of Total Options Granted to Employees in Fiscal 2001	Exercise Price (2)	Expira- tion Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

Position	Date	Number				5% ($)	10% ($)

Robert K. Cole Chairman of the Board and Chief Executive Officer	9/4/01	150,000	15.5%	$9.98	9/4/11	941,455	2,385,832

Brad A. Morrice Vice Chairman, President and Chief Operating Officer	9/4/01	150,000	15.5%	$9.98	9/4/11	941,455	2,385,832

Edward F. Gotschall Vice Chairman and Chief Financial Officer	9/4/01	150,000	15.5%	$9.98	9/4/11	941,455	2,385,832

(1)
All options were granted “at market” on the date of grant and are exercisable 20% on the first anniversary of the grant date, and 5% on the last day of each succeeding calendar quarter. The remaining 5% become exercisable on the fifth anniversary of the grant date.

(2)	The exercise price and tax withholding obligations related to exercise can be paid by delivery of already owned shares of Common Stock, subject to certain conditions.

(3)
This column shows the hypothetical gains or “option spreads” of the options granted based on the per-share market price of the Common Stock at the time of the grant and assumes annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our projections. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder’s continued employment, and the date on which the options are exercised.

Fiscal Year-End Option Values

The following table sets forth information with respect to the value of options remaining at the end of 2001.

	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($) (1)

Name and Principal Position	Exercisable/Unexercisable	Exercisable/Unexercisable

Robert K. Cole Chairman of the Board and Chief Executive Officer	211,305 / 159,000	997,669 / 539,520

Brad A. Morrice Vice Chairman, President and Chief Operating Officer	131,098 / 159,000	554,120 / 539,520

Edward F. Gotschall Vice Chairman and Chief Financial Officer	251,305 / 159,000	1,398,869 / 539,520

(1)
The amounts set forth represent the difference between the estimated fair market value of $13.53 per share as of December 31, 2001 and the exercise price of the in-the-money options, multiplied by the applicable number of shares underlying such options.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission requires that we disclose any late Section 16 filings of directors and officers during the last fiscal year. Based solely on our review of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2001, all Section 16 filing requirements were met except that Brookhaven Capital Management and its affiliates have neither filed a Form 5 nor provided us a written representation that we requested indicating that no Form 5 is required.

EXHIBIT A

NEW CENTURY FINANCIAL CORPORATION

1995 STOCK OPTION PLAN

(Amended and Restated May 30, 1997)

Composite Plan document reflecting Amendments to the Plan
approved by shareholders May 18, 1998, May 17, 1999, May 15, 2000, May 15, 2001, and Amendments
approved by the Board of Directors on November 29, 2000 and March 26, 2002.

-i-

(continued)

-ii-

NEW CENTURY FINANCIAL CORPORATION
1995 STOCK OPTION PLAN
(Amended and Restated May 30, 1997)

Composite Plan document reflecting Amendments to the Plan
approved by shareholders May 18, 1998, May 17, 1999, May 15, 2000, May 15, 2001, and Amendments
approved by the Board of Directors on November 29, 2000 and March 26, 2002.

I.	THE PLAN.

1.1	Purpose.

The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate and retain key personnel, consultants, advisors and knowledgeable directors through the grant of Options and other Awards that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company. Capitalized terms are defined in Article VII.

1.2	Administration.

(a)  This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the unanimous written consent of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

(b)  Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment or consulting services for purposes of this Plan, to accelerate or extend the exercisability or extend the term of any or all outstanding Awards within the maximum term of such Awards required by Section 2.3 or applicable law, and to make all other determinations necessary or advisable for the administration of this Plan. The determination of the Committee on any of the foregoing matters shall be conclusive.

(c)  Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or inaction.

(d)  In making any determination or in taking or not taking any action under this Plan, the Company, any Subsidiary, the Board or the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or determination made or omitted.

(e)  Subject to the requirements of Section 7.1(h), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

1.3	Participation.

Awards may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Except as provided in Section 2.6 below, members of the Board who are not officers or employees of the Company shall not be eligible to receive Awards.

1.4	Shares Available Under the Plan.

Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The aggregate maximum number of shares of Common Stock that may be issued or transferred pursuant to Awards (including Incentive Stock Options) granted under this Plan shall not exceed 5,500,000* shares. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under the Plan is 5,500,000* shares. The maximum number of shares that may be subject to Options and Stock Appreciation Rights that are granted during any calendar year to any individual shall not exceed 500,000 shares. Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 6.2. If any Option and any related Stock Appreciation Right shall lapse or be cancelled or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased, unvested or nontransferred shares subject thereto shall again be available for purposes of this Plan.

*	Reflects proposed share increase to be considered by stockholders at 2002 Annual Meeting

1.5	Grant of Awards.

Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Employees those individuals to whom Awards under this Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award. Each Award shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of this Plan. The grant of an Award is made on the Award Date.

1.6	Exercise of Awards.

An Option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 2.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 2.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Awards Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

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1.7	No Transferability; Limited Exception to Transfer Restrictions.

(a)  Unless otherwise expressly provided below (or pursuant to) this Section 1.7, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

(b)  The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than minimal consideration). Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

(c)  The exercise and transfer restrictions in Section 1.7(a) shall not apply to:

(i)  transfers to the Company;

(ii)  the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(iii)  transfers pursuant to a QDRO order if approved or ratified by the Committee;

(iv) if the Participant has suffered a Total Disability, permitted transfers or exercises on behalf of the Participant by his legal representative;

(v)  the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

II.	OPTIONS.

2.1	Grants.

One or more Options may be granted to any Eligible Employee. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option; provided, however, that consultants or advisors may not be granted Incentive Stock Options under the Plan.

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2.2	Option Price.

(a)  The purchase price per share of Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by check payable to the order of the Company, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Company, upon the terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements) or (iii) if authorized by the Committee or specified in the Option being exercised, by shares of Common Stock of the Company already owned by the Participant; provided, however, that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

(b)  In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a bank or broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 6.6. The Company shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

2.3	Option Period.

Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

2.4	Exercise of Options.

(a)  Subject to Sections 6.2 and 6.4, an Option may become exercisable or vest, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option. An Option may be exercisable or vest on the Award Date.

(b)  The Committee may, at any time after grant of the Option and from time to time, increase the number of shares exercisable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

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2.5	Limitations on Grant of Incentive Stock Options.

(a)  To the extent that the aggregate fair market value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For purposes of determining whether the $100,000 limit is exceeded, the fair market value of stock subject to options shall be determined as of the date the options are awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Company may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(b)  There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

(c)  No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.6	Non-Employee Director Options.

(a)  Participation.  Options under this Section 2.6 shall be granted only to Non-Employee Directors. Options granted pursuant to this Section 2.6 will be evidenced by Award Agreements the forms of which have been approved by the Board. Option grants contemplated by this Section 2.6 shall be made without any further action by the Board or the Committee.

(b)  2001 Option Grants.  Upon the date of the Company’s annual meeting of stockholders in 2001, each Non-Employee Director then in office (or elected to office at such meeting) who continues as a Non-Employee Director after such meeting shall automatically be granted a Nonqualified Stock Option (the Award Date of which shall be the date of such meeting) to purchase 25,000 shares of Common Stock.

(c)  Initial Option Grants.  Upon an individual’s initial election to the Board as a Non-Employee Director (or initial appointment to the Board as a Non-Employee Director), such Non-Employee Director shall automatically be granted a Nonqualified Stock Option (the Award Date of which shall be the date of such election or appointment) to purchase 15,000 shares of Common Stock. Notwithstanding the foregoing, a Non-Employee Director whose initial election or appointment to the Board as a Non-Employee Director occurs in 2001 and on or before the date of the Company’s annual meeting of stockholders in 2001 shall be eligible to be granted an Option under Section 2.6(b) but shall not be granted an Option under this Section 2.6(c) (or the predecessor provision to this Section 2.6(c)).

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(d)  Annual Option Grants.  Each Non-Employee Director then continuing in office shall automatically be granted on the day of the Company’s annual stockholders meeting in each year during the term of this Plan commencing in 2002 a Nonqualified Stock Option (the Award Date of which shall be the date of such meeting) to purchase 10,000 shares of Common Stock. Notwithstanding the foregoing, a Non-Employee Director shall not be granted an Option under this Section 2.6(d) if, during the same calendar year, he or she had been granted or is then entitled to an Option grant under Section 2.6(b) or under Section 2.6(c) (or the predecessor provision to Section 2.6(c)).

(e)  Option Price.  The purchase price per share of the Common Stock covered by each Option granted pursuant to this Section 2.6 shall be one hundred percent of the Fair Market Value of the Common Stock on the Award Date. The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the business day next preceding the date of exercise of the Option, or partly in such shares and partly in cash.

(f)  Option Period.  Each Option granted under this Section 2.6 and all rights or obligations thereunder shall expire on the tenth anniversary of the Award Date and shall be subject to earlier termination as provided below.

(g)  Exercise of Options.  Except as otherwise provided in the applicable Award Agreement and Sections 2.6(h) and 2.6(i), each Option granted under this Section 2.6 shall become exercisable according to the following schedule: (i) one-third of the total number of shares subject to the Option shall become exercisable on the May 1 that occurs in the first calendar year following the calendar year in which the Award Date occurs, (ii) an additional one-third of the total number of shares subject to the Option shall become exercisable on the May 1 that occurs in the second calendar year following the calendar year in which the Award Date occurs, and (iii) the remaining number of shares subject to the Option shall become exercisable on the May 1 that occurs in the third calendar year following the calendar year in which the Award Date occurs.

(h)  Termination of Directorship.  If a Non-Employee Director Participant’s services as a member of the Board terminate, each Option granted pursuant to this Section 2.6 to such Non-Employee Director Participant which is not then exercisable shall terminate; provided, however, that if a Non-Employee Director Participant’s services as a member of the Board terminate by reason of death or Total Disability, either the Board or the Committee may, in its discretion, consider to be exercisable a greater portion of any such Option than would otherwise be exercisable, upon such terms as the Board or the Committee shall determine. If a Non-Employee Director Participant’s services as a member of the Board terminate by reason of death or Total Disability, any portion of any such Option which is then exercisable may be exercised for one year after the date of such termination or the balance of such Option’s term, whichever period is shorter. If a Non-Employee Director Participant’s services as a member of the Board terminate for any other reason, any portion of any such Option which is then exercisable may be exercised for six months after the date of such termination or the balance of such Option’s term, whichever period is shorter.

(i)  Acceleration Upon an Event.  Immediately prior to the occurrence of an Event, in order to protect the holders of Options granted under this Section 2.6, each Option granted under this Section 2.6 and then outstanding shall become exercisable in full.

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(j)  Adjustments.  The specific numbers of shares stated in Sections 2.6(b), 2.6(c) and 2.6(d) and the consideration payable for such shares shall be subject to adjustment in certain events as provided in Section 6.2 of this Plan.

(k)  Prior Option Grants.  Options granted under this Section 2.6 prior to the amendment of this Section 2.6 in 2001 shall be governed by the provisions of this Section 2.6 as in effect on the Award Date of the respective Option.

(l)  Limits.  Option grants under this Section 2.6 that would otherwise exceed the maximum number of shares otherwise available for Award grants under this Plan shall be prorated within such limitation.

2.7	No Repricing.

Subject to Section 1.4 and Section 6.7 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise price, the number of shares subject to or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means; provided, however, that no such amendment or other action (other than adjustments contemplated by Section 6.2) shall constitute or result in a repricing of an outstanding Option to a per share exercise price that is less than the Fair Market Value of a share of Common Stock on the original Award Date of the initial Option at issue without stockholder approval of such amendment or other action.

III.	STOCK APPRECIATION RIGHTS.

3.1	Grants.

In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 3.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

3.2	Exercise of Stock Appreciation Rights.

(a)  A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

(b)  In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be

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issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

(c)  If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

(d)  A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement.

3.3	Payment.

(a)  Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

(i)  the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(ii)  the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

(b)  The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

(c)  Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right. Such amount shall be paid as described in paragraph (b) above.

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IV.	RESTRICTED STOCK AWARDS.

4.1	Grants.

Subject to Section 1.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the Award Date.

4.2	Restrictions.

(a)  Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

(b)  Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

(c)  In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

V.	PERFORMANCE SHARE AWARDS.

5.1	Grants of Performance Share Awards.

The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Committee shall determine. A Performance Share Award agreement shall specify the number of shares of Common Stock (if any) subject to the Performance Share Award, the price, if any, to be paid for any such shares by the Participant and the conditions upon which payment or issuance to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to a Performance Share Award shall be based upon the degree of attainment over a specified period of not more than 10 years (a “performance cycle”) as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award in the event of the Participant’s death, Retirement, or Total Disability, an Event or in such other circumstances as the Committee, consistent with Section 6.12, may determine.

5.2	Grants of Performance-Based Share Awards.

Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for “performance-based compensation” under Section 162(m) of the Code (with such Awards hereinafter referred to as “Qualifying Options” or “Qualifying Stock Appreciation Rights,” respectively), other performance-based awards within the meaning of Section 162(m) of the

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Code (“Performance-Based Awards”), whether in the form of Cash-Based Awards, restricted stock, performance stock, phantom stock or other rights, the grant, vesting, exercisability, or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Company or a consolidated segment, subsidiary, or division of the Company, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of subsections (a) and (c) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 5.2. With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 5.2 shall be designated as a Performance-Based Award at the time of grant.

(a)  The eligible class of persons for Performance-Based Awards under this Section shall be executive officers of the Company.

(b)  The applicable performance goals for Performance-Based Awards (other than Qualifying Options) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance targets(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment. The applicable performance measurement period may not be less than one nor more than 10 years.

(c)  Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to Awards qualified as Performance-Based Awards to any Participant in any calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in any calendar year in respect of any Cash-Based Awards granted during any calendar year as Performance-Based Awards shall not exceed $1,000,000.

(d)  Before any Performance-Based Award under this Section 5.2 is paid (other than a Qualifying Option or Qualifying Stock Appreciation Right), the Committee must certify in writing that the Performance Goals and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal(s) with respect to an Event in accordance with Section 6.4.

(e)  The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

(f)  In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Company, or

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any similar event consistent with the regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

VI.	OTHER PROVISIONS.

6.1	Rights of Eligible Employees, Participants and Beneficiaries.

(a)  Status as an Eligible Employee shall not be construed as a commitment that any Award will be granted under this Plan to any Eligible Employee generally.

(b)  Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or a Subsidiary or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company or a Subsidiary to reduce such person’s compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any independent contractual right of any Eligible Employee or Participant. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Company’s Certificate of Incorporation or Bylaws regarding service on the Board.

(c)  Options payable under this Plan shall be payable in shares and no special or separate reserve, fund or deposit shall be made to assure payment of such Options. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company (or any Subsidiary) and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than (and will be subordinate to) the right of any unsecured general creditor of the Company.

6.2	Adjustments Upon Changes in Capitalization.

(a)  If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be

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made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

(b)  Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of Awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of this Plan by such successor corporation in which event this Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

(c)  In adjusting Awards to reflect the changes described in this Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

6.3	Termination of Employment.

(a)  If the Participant’s service to or employment by the Company and its Subsidiaries terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, thirty days or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of services or employment.

(b)  If the Participant’s service to or employment by the Company and its Subsidiaries terminates as a result of Retirement or Total Disability, the Participant or Participant’s Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, 3 months or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable by the date of termination of services or employment and any Option not exercisable on that date shall terminate.

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(c)  If the Participant’s service to or employment by the Company and its Subsidiaries terminates as a result of death while the Participant is rendering services to the Company (or a Subsidiary) or is employed by the Company (or a Subsidiary) or during the 3 month period referred to in subsection (b) above, the Participant’s Option shall be exercisable by the Participant’s Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 2.3, during the 3 month period or such shorter period as is provided in the Award Agreements following the Participant’s death, as to all or any part of the shares of Common Stock covered thereby to the extent exercisable on the date of death (or earlier termination).

(d)  Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 3.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 2.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

(e)  In the event of termination of services to or employment with the Company and its Subsidiaries for any reason, (i) shares of Common Stock subject to the Participant’s Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant’s Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

(f)  In the event of termination of services to or employment with the Company and its Subsidiaries for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

(g)  If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 6.3 to be a termination of services or employment of each consultant or employee of that entity who does not continue as a consultant or as an employee of another entity within the Company.

(h)  Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Company the portion of the Restricted Stock Award not vested at the date of termination of services or employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Company, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Company on the date of termination of services or employment. The Participant’s original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Company and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Company or such representatives deem necessary or advisable in connection with such transfer.

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6.4	Acceleration of Awards.

(a)  Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Awards or determines those selected Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant; subject, however, to compliance with applicable regulatory requirements, including without limitation Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event.

(b)  If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 6.4(a) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) an event described in Section 6.2 that the Corporation does not survive, such Option or right shall thereupon terminate, subject to any provision that has been expressly made by the Committee pursuant to Section 6.2(b) for the survival, substitution, exchange or other settlement of such Option or right.

6.5	Government Regulations.

This Plan, the granting and vesting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

6.6	Tax Withholding.

(a)  Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award or the payment of a Performance Share Award the Company shall have the right at its option to (i) require such Participant or such other person to pay by cash or check payable to the Company, the amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding.

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(b)  The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company or a Subsidiary may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

6.7	Amendment, Termination and Suspension.

(a)  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 6.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant’s Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by this Plan. No Awards may be granted during any suspension of this Plan or after its termination.

(b)  If an amendment would materially (i) increase the benefits accruing to Participants, (ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board and, to the extent then required by applicable law or deemed necessary or desirable by the Board, by a majority of the shareholders.

(c)  In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

6.8	Privileges of Stock Ownership.

Except as otherwise expressly authorized by the Committee or under this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

6.9	Effective Date of the Plan.

This Plan shall be effective upon its approval by the Board, subject to approval by the shareholders of the Company within twelve months from the date of such Board approval.

6.10	Term of the Plan.

Unless previously terminated by the Board, this Plan shall terminate ten years after the Effective Date of the Plan, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

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6.11	Governing Law.

This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

6.12	Plan Construction.

(a) It is the intent of the Company that transactions in and affecting Awards in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of such rule or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any Award would frustrate or otherwise conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of the Plan as to such persons in the circumstances.

(b) It is the further intent of the Company that Options and Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant and Performance Share Awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 16 of the Exchange Act shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

6.13	Non-Exclusivity of Plan.

Nothing in this plan shall limit or be deemed to limit the authority of the Board to grant options, stock awards or authorize any other compensations under any other plan or authority.

VII.	DEFINITIONS.

7.1	Definitions.

(a)  “Award” means an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, Restricted Stock Award, Performance Share Award or Performance-Based Award.

(b)  “Award Agreement” means a written agreement setting forth the terms of an Award.

(c)  “Award Date” means the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee or, in the case of Options granted under Section 2.6, the date specified in such Section 2.6.

(d)  “Beneficiary” means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant’s death.

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(e)  “Board” means the Board of Directors of the Company.

(f)  “Cash-Based Awards” mean Awards that, if paid, must be paid in cash and that are neither denominated in nor have derived the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

(g)  “Cash Flow” shall mean cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time the Award is granted.

(h)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)  “Commission” means the Securities and Exchange Commission.

(j)  “Committee” means the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom (i) in respect of any transaction at a time when the affected Participant may be subject to Section 162(m) of the Code, shall be an “outside director” within the meaning of Section 162(m) of the Code, and (ii) in respect of any transaction at a time when the affected Participant may be subject to Section 16 of the Exchange Act, shall be a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

(k)  “Common Stock” means the Common Stock of the Company.

(l)   “Company” means New Century Financial Corporation, a Delaware corporation, and its successors.

(m)  “Director” means member of the board of Directors of the Company or any person performing similar functions with respect to the Company.

(n)  “Earnings Per Share” shall mean earnings per share of Common Stock on a fully diluted basis determined by dividing (i) net earnings, less dividends on any preferred stock of the Company, by (ii) the weighted average number of common shares and common share equivalents outstanding.

(o)  “Eligible Employee” means (i) an officer or key employee of the Company or a Subsidiary and (ii) any individual consultant or advisor who renders or has rendered bonafide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee.

(p)  “Event” means any of the following:

(i)  Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

(ii)  Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

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(iii)  Approval by the shareholders of the Company of the sale of substantially all of the Company’s business assets to a person or entity which is not a Subsidiary.

(q)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)  “Fair Market Value” means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan.

(s)  “Gain on Sale of Loans” means the total gain recognized on loans sold through whole loan transactions or through securitizations, net of premiums paid to acquire such loans and net of expenses associated with the sale of such loans, as reported in the Company’s quarterly and/or annual financial statements.

(t)  “Incentive Stock Option” means an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

(u)  “Loan Production Volume” means loans funded during any given period as reported in the Company’s quarterly and/or annual financial statements.

(v)  “Loan Quality” means the number of loans originated in accordance with the Company’s underwriting policies and procedures and is measured as loans sold, either individually, through bulk sales transactions, or through securitizations, at a premium price as a percentage of total loans sold, based on information as reported in the Company’s quarterly and/or annual financial statements.

(w)  “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or a Subsidiary.

(x)  “Non-Employee Director Participant” means a Non-Employee Director who has been granted an Option under Section 2.6.

(y)  “Nonqualified Stock Option” means an option which is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet applicable legal requirements thereof. Any Option granted

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hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

(z)  “Officer” means a president, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any person routinely performing corresponding functions with respect to the Company.

(aa)  “Option” means an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

(bb)  “Participant” means an Eligible Employee who has been granted an Award or a Non-Employee Director Participant.

(cc)  “Performance-Based Award” means an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

(dd)  “Performance Goal” shall mean Cash Flow, Earnings Per Share, Gain on Sale of Loans, Loan Production Volume, Loan Quality, Return on Equity, Total Stockholder Return, or any combination thereof.

(ee)  “Performance Share Award” means an award of a right to receive shares of cash or Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other things, the attainment of performance objectives specified by the Committee.

(ff)  “Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

(gg)  “Plan” means the New Century Financial Corporation 1995 Stock Option Plan, as amended.

(hh)  “QDRO” means an order requiring the transfer of an Award or portion thereof pursuant to a state domestic relations law to the spouse, former spouse, child or other dependent of a Participant. Such order must be in a form substantially identical to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

(ii)  “Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

(jj)  “Restricted Stock Award” means an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

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(kk)  “Retirement” means retirement from employment by or providing services to the Company or any Subsidiary after age 65 and, in the case of employees, in accordance with the retirement policies of the Company then in effect.

(ll)  “Return on Equity” means consolidated net income of the Company (less any preferred dividends), divided by the average consolidated common shareholders equity.

(mm)  “Rule 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act as amended from time to time.

(nn)  “Securities Act” means the Securities Act of 1933, as amended.

(oo)  “Stock Appreciation Right” means a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 3.3 (a).

(pp)  “Subsidiary” means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(qq)  “Total Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

(rr)  “Total Stockholder Return” means, with respect to the Company or other entities (if measured on a relative basis), the (i) change in the market price of its Common Stock (as quoted on the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

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NEW CENTURY FINANCIAL CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, MAY 7, 2002
The undersigned, a stockholder of NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2001; and, revoking any proxy previously given, hereby constitutes and appoints Robert K. Cole and Brad A. Morrice and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 18400 Von Karman, Suite 1000, Irvine, California, on Tuesday, May 7, 2002 at 9:00 a.m., local time, and at any adjournment thereof, on all matters coming before said meeting.
The Board of Directors recommends a vote FOR Items 1-3.
1.	Nominees for a three-year term as a Class II member of the Company’s Board of Directors: Brad A. Morrice, Michael M. Sachs and Terrence P. Sandvik.
☐    FOR all nominees.                             ☐    WITHHOLD AUTHORITY to vote for all nominees.
(Authority to vote for any nominee named may be withheld by lining through that nominee’s name.)

2.	Ratification of KPMG LLP’s appointment as independent auditors of the Company for the fiscal year ending December 31, 2002.
☐    FOR                                                     ☐    AGAINST                                                     ☐    ABSTAIN
3.	Approval of an amendment to the Company’s 1995 Stock Option Plan that would increase the number of shares issuable under the plan by 2,000,000 shares.
☐    FOR                                                     ☐    AGAINST                                                     ☐    ABSTAIN
4.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

(continued and to be signed on other side)

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated: ,2002
Dated: , 2002

(Signature of Stockholder)

(Signature of Stockholder)

This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

☐    Please check this box if you plan to attend the Annual Meeting of Stockholders.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.